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                                                                    EX-99.a.1(a)

             AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT AND
              DECLARATION OF TRUST OF BRINSON RELATIONSHIP FUNDS


     The undersigned Trustees of Brinson Relationship Funds (the "Trust") hereby determine that it is necessary and appropriate to amend the Trust's Amended and Restated Agreement and Declaration of Trust, dated August 15, 1994, as amended on May 20, 1996 (the "Declaration"), for the purposes set forth below, in accordance with Sections 10.4(a) and 10.4(d) of the Declaration.

     1.   Section 2.1
          -----------

               Section 2.1 of the Declaration is hereby amended by deleting the first sentence thereof, in its entirety, and replacing it with the following:

               "The number of Trustees shall initially be five and shall thereafter be fixed from time to time by written instrument signed, or by resolution approved at a duly constituted meeting of the Board of Trustees, by a majority of the Board of Trustees so fixed then in office, provided, however, that the number of Trustees shall in no event be less than one (1) nor more than twelve (12)."

     2.   Section 2.4
          -----------

               Section 2.4 of the Declaration is hereby amended by deleting the fourth sentence thereof, in its entirety, and replacing it with the following:

               "In the case of a vacancy, the Holders of at least a majority of the Units entitled to vote, acting at any meeting of the Holders held in accordance with Section 9.1 hereof, or, to the extent permitted by the 1940 Act, a majority vote of the Trustees continuing in office acting by written instrument or instruments, or acting at a duly constituted meeting of the Board of Trustees, may fill such vacancy, and any Trustee so elected by the Trustees or the Holders shall hold office as provided in this Declaration."

     3.   This amendment has been duly adopted by the Trustees.

     4. All other provisions of the Declaration shall remain in full force and effect.


     IN WITNESS WHEREOF, the Trustees named below do hereby enter into this amendment to the Declaration as of the 21/st/ day of August, 2000.



                                    /s/ Walter E. Auch
                                    --------------------------------------
                                    Walter E. Auch
                                    Trustee of Brinson Relationship Funds
                                    209 South LaSalle Street
                                    Chicago, IL 60604


                                    /s/ Frank K. Reilly
                                    --------------------------------------
                                    Frank K. Reilly
                                    Trustee of Brinson Relationship Funds
                                    209 South LaSalle Street
                                    Chicago, IL 60604


                                    /s/ Edward M. Roob
                                    --------------------------------------
                                    Edward M. Roob
                                    Trustee of Brinson Relationship Funds
                                    209 South LaSalle Street
                                    Chicago, IL 60604


                    THE PLACE OF BUSINESS OF THE TRUST IS:

                           209 South LaSalle Street
                            Chicago, IL  60604-1295